As filed with the Securities and Exchange Commission on August 15, 1996

                                                 Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------


                                COLUMBIA BANCORP
             (Exact name of registrant as specified in its charter)
                                 ---------------


           Maryland                                             52-1545782
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)
                                 ---------------


                          10480 Little Patuxent Parkway
                            Columbia, Maryland 21044
                                 (410) 465-4800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                                 ---------------


               Columbia Bancorp 1987 Stock Option Plan, As Amended
          Columbia Bancorp 1990 Director Stock Option Plan, As Amended
                            (Full title of the plan)
                                 ---------------


   John M. Bond, Jr.                           James J. Winn, Jr., Esquire
   Columbia Bancorp                               Piper & Marbury L.L.P.
10480 Little Patuxent Parkway                    36 South Charles Street
 Columbia, Maryland 21044                       Baltimore, Maryland 21201
     (410) 465-4800                                   (410) 539-2530
(Name, address, including zip code, and telephone number, including area code, of agents for service)
                                 ---------------


                         CALCULATION OF REGISTRATION FEE

 -------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum      Proposed Maximum
    Title of Securities          Amount to be         Offering Price           Aggregate             Amount of
      to be Registered            Registered           Per Share(a)        Offering Price(a)    Registration Fee(a)
 -------------------------------------------------------------------------------------------------------------------
       Common Stock,
  par value $.01 per share      157,497 shares            $ 18.50           $ 2,913,694.45          $ 1,004.72
 -------------------------------------------------------------------------------------------------------------------

(a) Pursuant to Rules 457(c), the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the average of the high and low prices of the Common Stock of the registrant on the NASDAQ National Market System on August 13, 1996.

================================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.

     The following documents have been filed by Columbia Bancorp (the "Company") with the Securities and Exchange Commission and are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1995;
(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and (c) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated June 9, 1994.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  Description of Securities.

          Not required.


ITEM 5.  Interests of Named Experts and Counsel.

     Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Company by Piper & Marbury L.L.P. of Baltimore, Maryland.


ITEM 6.  Indemnification of Directors and Officers.

     As permitted by the Maryland General Corporation Law ("MGCL"), Article Eighth, Paragraph 5 of the Company's Charter provides for indemnification of directors and officers of the Company, as follows:

          The Company shall indemnify (A) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (B) its officers to the same extent as it shall indemnify its directors; and (C) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the company to indemnify other employees and agents consistent with law.

     The Company's By-Laws contain indemnification procedures that implement those of the Charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful. The Company also maintains directors and officers liability insurance.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the fullest extent permitted by Maryland law.

     As permitted under Section 2-418(k) of the MGCL, the Company has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.


ITEM 7.  Exemption From Registration Claimed.

         Not applicable.


ITEM 8. Exhibits.

        Exhibit
        Number  Description

         5      Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).

         10.1 Columbia Bancorp 1987 Stock Option Plan, as Amended through July 29, 1996 (including Form of Non-Qualified Stock Option Agreements and Form of Incentive Stock Option Agreements).

         10.2 Columbia Bancorp 1990 Director Stock Option Plan, as Amended through July 29, 1996 (including Form of Non-Qualified Stock Option Agreement).

         23.1   Consent of Counsel (contained in Exhibit 5).

         23.2   Consent of Independent Accountants.

         24     Power of Attorney.


ITEM 9. Undertakings.

          The  undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by section  10(a)(3)
               of Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, and the State of Maryland on this 15th day of August, 1996.

                                     COLUMBIA BANCORP

                                     By:  /s/ John M. Bond, Jr.
                                          John M. Bond, Jr.
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

/s/  John M. Bond, Jr.       President and Chief         Date:  August 15, 1996
     John M. Bond, Jr.       Executive Officer

Principal Financial and Accounting Officer:

/s/  John A. Scaldara, Jr.   Chief Financial Officer     Date:  August 15, 1996
     John A. Scaldara, Jr.   and Secretary

A Majority of the Board of Directors:

Anand S. Bhasin, John M. Bond, Jr., John M. Bond, Sr., Garnett Y. Clark, Jr., James Clark, Jr., Hugh F.Z. Cole, Jr., G. William Floyd, Robert J. Gaw, Mary T. Gould, William L. Hermann, Herschel L. Langenthal, Harry L. Lundy, Jr., Richard
E. McCready, James R. Moxley, Jr., Osborne A. Payne, Patricia T. Rouse, Mary S. Scrivener, Robert N. Smelkinson, and Theodore G. Venetoulis.



By:   /s/ John M. Bond, Jr.     For himself and as       Date:  August 15, 1996
          John M. Bond, Jr.     Attorney-in-Fact

                                  EXHIBIT INDEX

   Exhibit
   Number       Description

    5           Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).

    10.1 Columbia Bancorp 1987 Stock Option Plan, as Amended through July 29, 1996 (including Form of Non-Qualified Stock Option Agreements and Form of Incentive Stock Option Agreements).

    10.2 Columbia Bancorp 1990 Director Stock Option Plan, as Amended through July 29, 1996 (including Form of Non-Qualified Stock Option Agreement).

    23.1        Consent of Counsel (contained in Exhibit 5).

    23.2        Consent of Independent Accountants.

    24          Power of Attorney.

                                                                      Exhibit 5

                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET              WASHINGTON
                         BALTIMORE, MARYLAND 21201-3018           NEW YORK
                            410-539-2530                        PHILADELPHIA
                           FAX: 410-539-0489                       EASTON






                                 August 15, 1996



Columbia Bancorp
110 Thomas Johnson Drive
Frederick, Maryland 21705

                       Registration Statement on Form S-8
                       ----------------------------------

Dear Sirs:

         We have acted as counsel for Columbia Bancorp, a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 157,497 shares of the Common
Stock of the Company (the "Shares") to be issued pursuant to the Columbia Bancorp 1987 Stock Option Plan, as Amended, and the Columbia Bancorp 1990 Director Stock Option Plan, as Amended (the "Plans").

         In this capacity, we have examined the Registration Statement (and all amendments thereto), the Charter and By-Laws of the Company, the Plans, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares to be issued pursuant to the Plans, a Certificate of the Secretary of the Company dated August 15, 1996, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein. We assume that the Company will have at the time of exercise of each option granted under the Plans at least that number of authorized but unissued shares of Common Stock of the Company equal to the number of shares then being exercised under such option.

         Based upon the foregoing, we are of the opinion and advise you that the Shares to be issued by the Company pursuant to the Plans have been duly and validly authorized and, when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement.

                                                      Very truly yours,

                                                      /s/ Piper & Marbury L.L.P.

                                                                   Exhibit 10.1

                                COLUMBIA BANCORP

                       1987 STOCK OPTION PLAN, AS AMENDED
                 (As amended April 17, 1990, December 18, 1995)

1.   PURPOSES OF THE PLAN:

     To advance the interests of the Corporation by assisting in attracting and retaining qualified employees and providing them with increased motivation to exert their best efforts on behalf of the Corporation ("Employee Options"). To recognize the contribution made by John M. Bond, Jr. and Christopher W. Kurz (the "Founders") in promoting and organizing the development of the Corporation ("Founder Options"). [amended 1990]

2.   ADMINISTRATION:

     The plan shall be administered by the Personnel, Compensation and Stock Option Committee (the "Committee"), consisting of not less than two directors of the Corporation to be appointed by and to served at the pleasure of the Board of Directors. The Committee shall consist solely of "non-employee directors" within the meaning of Rule 16b-3 promulgated pursuant to the provisions of the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee shall report to the Board of Directors the names of those that it recommends be granted options, and the terms and conditions of each option as recommended. The
Committee shall have full power to construe and interpret the Plan and promulgate such regulations with respect to the Plan as may be deemed desirable. [amended 1990, 1996]

3.   STOCK SUBJECT TO OPTION:

     The Corporation will reserve 175,000 shares (less any shares granted pursuant to the 1990 Director Stock Option Plan) of authorized but unissued Common Stock (par value $.01 per share) (the "Common Stock") for issuance and delivery under the Plan. If any unexercised option terminates for any reason, the shares covered thereby shall become available for grant again. [amended 1990]

4.   ELIGIBILITY:

     The individuals who shall be eligible to participate in the Plan shall be the Founders and such key employees of the Corporation, or of any corporation (a "Subsidiary") in which the Corporation has a proprietary interest by reason of stock ownership, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Plan, but only if the Corporation owns or controls, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in such corporation, as the Board of Directors shall determine from time to time. [amended 1990]

5.   TERMS AND CONDITIONS OF OPTIONS:

     Options under the Plan are intended to be either incentive stock options qualifying under Section 422A of the Internal Revenue Code of 1986 (the "Code"), or non-statutory stock options not qualifying under any section of the Code as the Committee may recommend in its discretion from time to time. All options granted under the Plan shall be issued upon such terms and conditions as the Committee may recommend and the Board of Directors may approve from time to time, subject to the following provisions (which shall apply to both incentive and non-qualified stock options unless otherwise indicated):

          (a) Option Price. The exercise price per share with respect to each option shall be not less than: (i) for incentive stock options, 100% of the fair market value of the Common Stock on the date the option is granted and
     (ii) for non-qualified stock options, 50% of the fair market value of the Common Stock on the date the option is granted.

          (b) Number of Options. The aggregate fair market value (determined at the time of grant) of the stock with respect to which incentive stock options are exerciseable for the first time by an employee or Founder during any calendar year (under the Plan or any other stock option plan of the Corporation, its parent or a Subsidiary providing for incentive stock options) shall not exceed $100,000. No incentive stock options may be granted to any person who directly or indirectly owns at the time of such grant in excess of 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

          (b) Number of Options. The aggregate fair market value (determined at the time of grant) of the stock with respect to which incentive stock options are exerciseable for the first time by an employee or Founder during any calendar year (under the Plan or any other stock option plan of the Corporation, its parent or a Subsidiary providing for incentive stock options) shall not exceed $100,000. No incentive stock options may be granted to any person who directly or indirectly owns at the time of such grant in excess of 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

          (c) Exercise of Options. (i) Except as provided in paragraph (ii) below, full payment for shares acquired shall be made in cash or by certified check at or prior to the time that an option, or any part thereof, is exercised (or in the discretion of the Committee at such later time as the certificates for such shares are delivered). The participant will have no rights as a stockholder until the certificate for those shares as to which the option has been exercised is issued by the Corporation. Except as provided in paragraph (iii) below, no Employee Option may be exercised during the first year after the date of grant. Except as provided in paragraph (iii) below, Employee Options for 200 shares or less shall be exercisable in full beginning one year after the date of grant. Except as provided in paragraph (iii) below, Employee Options for more than 200 shares shall be exercisable to the extent of 25% after the expiration of one year after the date of grant, to the extent of 50% after the expiration of two years after the date of grant, to the extent of 75% after the expiration of three years after the date of grant, and to the extent of 100% after the expiration of four years after the date of grant. All such percentages shall be calculated on the basis of the number of shares covered by the original Employee Option. Any Founder Option may be exercised at any time after the date of grant unless a longer period is prescribed by statute or in the regulations promulgated by the Securities and Exchange Commission. [amended 1990, 1995, 1996]

          (ii) In the discretion of the Committee, shares of Common Stock with a value equal to the sum of (i) the exercise price and (ii) the amount, if any, of federal and state employment taxes that the Company is required to withhold as a result of the exercise (or a combination of cash and Common Stock with a value equal to the foregoing sum) may be surrendered or withheld as payment of the exercise price for shares acquired or in satisfaction of the tax-withholding obligations arising from the exercise. [amended 1996]

          (iii) Unexercised Employee Options shall immediately become exercisable if: (A) Any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the voting equity stock of the Corporation; or (B) Any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) gains control of the election of a majority of the Board of Directors of the Corporation; or (C) Any person (as such term is used in Sections 13(d) and 14(d) of the Securities
     Exchange Act of 1934, as amended, and the regulations promulgated thereunder) gains control of the management or policies of either of the Corporation; or (D) The Board of Directors of the Corporation approves a transaction pursuant to which the Corporation will consolidate with, or merge with or into, another entity (including a corporation, bank, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein) and the Corporation will not be the surviving entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets, or another such entity consolidates with, or merges with or into, the Corporation where the Corporation will be the survivor but the issued and outstanding shares of the voting equity stock of the Corporation are to be converted into or exchanged for cash, securities or other property; or (E) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any directors who are members of the Board of Director on the effective date hereof and any new directors whose election by the directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office. [amended 1995]

          (d) Term of Option. No stock option may be exercised after the expiration of 10 years after the date such option was granted.

          (e) Termination of Employment. Each Employee Option, to the extent it is not then exercisable, shall terminate when the employment of the participant with the Corporation and all Subsidiaries terminates. Each Employee Option, to the extent that it is exercisable but has not been exercised (the "Unexercised Employee Option"), shall also terminate when the employment of the participant by the Corporation and all Subsidiaries terminates, unless the participant's employment terminates because of retirement under the retirement plan of the Corporation or a Subsidiary, voluntary resignation with the consent of the Board of Directors, permanent and total disability or death. If the participant's employment terminates because of retirement under the retirement plan of the Corporation or a Subsidiary, the Unexercised Employee Option may be exercised until the expiration of three months after the employment terminates in the case of incentive stock options (which period may be extended to up to six months with the approval of the Committee) and until the expiration of six months after the employment terminates in the case of non-qualified stock options. If the participant's employment terminates because of voluntary resignation with the consent of the Board of Directors, the Unexercised Employee Option may be exercised until the expiration of three months after the employment terminates. If the participant's employment terminates because of total disability, the Unexercised Employee Option may be exercised until the expiration of one year after the employment terminates. If the participant's employment terminates because of death, the Unexercised Employee Option may be exercised until the expiration of the original term of the option. Notwithstanding the foregoing, no Unexercised Employee Option may be exercised beyond the original term of the option. No Founder Option shall terminate until the expiration of the original term of the option. [amended 1990, 1996]

          (f) Options Nonassignable and Nontransferable. Each incentive stock option and all rights thereunder, including the right to surrender the option, shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative. Each non-statutory stock option and all rights thereunder, including the right to surrender the option, shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative. [amended 1996]

6.   SURRENDER OF OPTIONS FOR CASH OR STOCK:

     Any option granted under the Plan may include a right to surrender to the Corporation up to 100% of the option to the extent then exercisable and receive in exchange a cash payment or a payment in stock or a combination of cash and stock, in each case equal to the excess of the fair market value of the shares covered by the option or portion thereof surrendered over the aggregate exercise price for such shares. For the purposes of this paragraph, the fair market value of a share of Common Stock shall be determined on the basis of the mean of the bid and asked prices for such stock on the date of grant, as reported by a recognized quotation service, or, if there are no quotations on the date of grant, on the date nearest preceding on which quotations are reported. If the Common Stock is listed on a national securities exchange, fair market value shall be determined on the basis of the closing price of the Common Stock as of the date nearest preceding the date of grant. If there is no public market for the Common Stock, fair market value shall be as determined by the Board of Directors provided that the Board of Directors shall obtain an independent appraisal in the case of the surrender of a Founder Option. Such right may be granted by the Board of Directors upon recommendation of the Committee concurrently with the option or thereafter by amendment upon such terms and conditions as the Committee may recommend. Shares subject to option or portions thereof that have been so surrendered shall not thereafter be available for grant under the Plan. The Committee may from time to time recommend to the Board of Directors the maximum amount of cash that may be paid upon surrender of options in any year, may determine that, if the amount to be received by any participant is reduced in any year because of such limitation, all or a portion of the amount not paid may be paid in any subsequent year or years, and may limit the right of surrender to certain periods during the year.

7.   PAYROLL DEDUCTIONS:

     In the discretion of the Committee, there may be made available to employee optionees an election for the payroll deduction each pay period over the term of the option of amounts equal to the aggregate exercise price of any or all of such options (and estimated federal income taxes thereon). Interest will be paid on payroll deductions at rates prescribed from time to time by the Board of Directors upon recommendation of the Committee.

8.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

     If the shares of the Common Stock outstanding are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Corporation, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number or kind of shares as to which options have been or may be granted. Any such adjustment in an outstanding option shall be made without change in the aggregate purchase price to be paid upon the exercise thereof. Adjustments under this paragraph shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

     In the event of a reorganization, merger, consolidation, sale of substantially all of the assets, or any other form of corporate reorganization in which the Corporation is not the surviving entity or a statutory share exchange in which the Corporation is not the issuer, all options then outstanding under the Plan will terminate as of the effective date of the transaction. The surviving entity in its absolute and uncontrolled discretion may tender an option or options to purchase shares on its terms and conditions, both as to the number of shares or otherwise, as shall substantially preserve the rights and benefits of any option then outstanding under the Plan.

9.   OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS:

     Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become or are about to become key employees of the Corporation or a Subsidiary as the result of (i) a merger or consolidation of the employing corporation with the Corporation or a Subsidiary, (ii) the acquisition by the Corporation or a Subsidiary of the assets of the employing corporation, or (iii) the acquisition by the Corporation or a Subsidiary of stock of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in paragraph 5 of this Plan to such extent as the Board of Directors at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

10.  EFFECTIVE DATE OF THE PLAN, AS AMENDED:

     The Plan, as amended, shall become effective upon its adoption by the Board of Directors and subsequent approval by a majority of the total votes eligible to be cast at a meeting of the stockholders of the Corporation. [amended 1990]

11.  TERMINATION DATE:

     No options may be granted under the Plan after November 16, 1997. Subject to paragraph 5(d), options granted before the termination date for the Plan may extend beyond that date.

12.  AMENDMENT:

     The Plan may be amended, suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors; provided, however, that none of the following changes may be made without the approval of the stockholders of the Corporation:

          (i) an increase in the number of shares of Common Stock available under the Plan, other than adjustments pursuant to paragraph 8;

          (ii) an increase in the maximum period of time during which an option may be exercised;

          (iii) an increase in the number of shares for which an employee may be granted options in any one year; or

          (iv) an extension of the term of the Plan. [amended 1990]

13.  COMPLIANCE WITH LAWS AND REGULATIONS:

     The grant, holding and vesting of all options under the Plan shall be subject to any and all requirements and restrictions that may, in the opinion of the Committee, be necessary or advisable for the purposes of complying with any statute, rule or regulation of any governmental authority, or any agreement, policy or rule of any stock exchange or other regulatory organization governing any market on which the Common Stock is traded.

14.  EXPENSES:

     The Corporation shall bear all expenses and costs in connection with the administration of the Plan.

                                COLUMBIA BANCORP
                          10480 Little Patuxent Parkway
                             Columbia Maryland 21044

                               ____________, 19__


          Employee Stock Option Agreement (Non-Qualified Stock Options)
          -------------------------------------------------------------

Dear ____________:

     The Board of Directors of Columbia Bancorp (the "Company") takes pleasure in extending to you an option (the "Option") to purchase shares of Common Stock of the Company (the "Common Stock") pursuant to its 1987 Stock Option Plan, as Amended (the "Plan"). The Option shall be subject to the following terms and conditions:

          (1) Number of  Shares.  The Option  covers  ________  shares of Common
     Stock.

          (2) Option Price. The exercise price for the Common Stock covered by the Option shall be $____ per share.

          (3) Exercise of Option. Full payment for shares acquired pursuant to the Option shall be made in cash or certified check at or prior to the time that the Option, or any part thereof, is exercised (or in the discretion of the Committee at such later time as the certificates for such shares are delivered). In the discretion of the Committee, shares of Common Stock with a value equal to the sum of (a) the exercise price and (b) the amount, if any, of federal and state employment taxes that the Company is required to withhold as a result of the exercise (or a combination of cash and Common Stock with a value equal to the foregoing sum) may be surrendered or withheld as payment of the exercise price for shares acquired or in satisfaction of the tax-withholding obligations arising from the exercise. [For Employee Options of 200 Shares or Less: Except as provided in Section 5(c)(iii) of the Plan, this Option may not be exercised during the first year after the date of grant. Thereafter, this Option shall be exercisable in full.] [For Employee Options of More than 200 Shares: Except as provided in Section 5(c)(iii) of the Plan, this Option may not be exercised during the first year after the date of grant. Except as provided in Section 5(c)(iii) of the Plan, this Option may shall be exercisable to the extent of 25% after the expiration of one year after the date of grant, to the extent of 50% after the expiration of two years after the date of grant, to the extent of 75% after the expiration of three years after the date of grant, and to the extent of 100% after the expiration of four years after the date of grant.]

          (4) Term of Option. This Option expires on _________, 19__.

          (5)  Termination  of  Employment.   Termination  of  employment  shall
     terminate this Option as provided in Section 5(e) of the Plan.

          (6) Option Nonassignable and Non-Transferable. The Option and all rights granted hereunder, including the right to surrender the Option, is not assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and, during your lifetime, is exercisable only by you or your guardian or legal representative.

          (7) Restricted Stock. You will receive shares of Common Stock restricted in terms of transferability, as will be indicated in a legend printed on the stock certificate in the event that there is not an effective registration statement with respect to such shares at the time of their issue.

          (8) Incidental Registration. If the Company shall at any time or times proposed for itself or any other person the registration under the Securities Act of 1933, as amended, of any securities of the Company on any Form including S-1, S-2, S-3 or S-4 or propose an offering under Regulation A or similar regulation (or on any other form for the general registration of securities), the Company shall give written notice of such proposed registration to you. The Company will include in any such Registration Statement and any related underwriting agreements if you so request such Common Stock as you may have acquired pursuant to this Option if you within 5 business days after the giving of such notice shall request such inclusion. This right to include shares in a Registration Statement of the Company would not apply if you have the ability to sell all shares you then own pursuant to Rule 144 of the Securities and Exchange Commission within any 13 month period or if there is an effective registration statement with respect to such shares at the time of their issue.

          (9) General. The Option is granted under and subject to the provisions applicable to non-qualified stock options under the Plan, a copy of which is attached to the Option.

     The copy of the Option enclosed should be signed by you, dated, and returned to the Company prior to __________, 19__ to acknowledge your receipt of the Option and your approval of each of the terms and conditions thereof. If the Option has not been accepted and approved by you in writing by such date, it shall terminate.

                                        Very truly yours,

                                        COLUMBIA BANCORP

                                        By: ___________________________________
                                        __________________________
                                        __________________________



Accepted and Approved


_______________________
_______________


Dated:  _______________, 19__

                                COLUMBIA BANCORP
                          10480 Little Patuxent Parkway
                             Columbia Maryland 21044

                               ____________, 19__


          Founder Stock Option Agreement (Non-Qualified Stock Options)
          ------------------------------------------------------------

Dear ____________:

     The Board of Directors of Columbia Bancorp (the "Company") takes pleasure in extending to you an option (the "Option") to purchase shares of Common Stock of the Company (the "Common Stock") pursuant to its 1987 Stock Option Plan, as Amended (the "Plan"). The Option shall be subject to the following terms and conditions:

          (1) Number of  Shares.  The Option  covers  ________  shares of Common
     Stock.

          (2) Option Price. The exercise price for the Common Stock covered by the Option shall be $____ per share.

          (3) Exercise of Option. Full payment for shares acquired pursuant to the Option shall be made in cash or certified check at or prior to the time that the Option, or any part thereof, is exercised (or in the discretion of the Committee at such later time as the certificates for such shares are delivered). In the discretion of the Committee, shares of Common Stock with a value equal to the sum of (a) the exercise price and (b) the amount, if any, of federal and state employment taxes that the Company is required to withhold as a result of the exercise (or a combination of cash and Common Stock with a value equal to the foregoing sum) may be surrendered or withheld as payment of the exercise price for shares acquired or in satisfaction of the tax-withholding obligations arising from the exercise. The Option granted hereunder shall be immediately exerciseable.

          (4) Term of Option. This Option expires on _________, 19__.

          (5) Termination of Employment. Termination of employment shall have no effect on the exercise of a this Option.

          (6) Option Nonassignable and Non-Transferable. The Option and all rights granted hereunder, including the right to surrender the Option, is not assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and, during your lifetime, is exercisable only by you or your guardian or legal representative.

          (7) Restricted Stock. You will receive shares of Common Stock restricted in terms of transferability, as will be indicated in a legend printed on the stock certificate in the event that there is not an effective registration statement with respect to such shares at the time of their issue.

          (8) Incidental Registration. If the Company shall at any time or times proposed for itself or any other person the registration under the Securities Act of 1933, as amended, of any securities of the Company on any Form including S-1, S-2, S-3 or S-4 or propose an offering under Regulation A or similar regulation (or on any other form for the general registration of securities), the Company shall give written notice of such proposed registration to you. The Company will include in any such Registration Statement and any related underwriting agreements if you so request such Common Stock as you may have acquired pursuant to this Option if you within 5 business days after the giving of such notice shall request such inclusion. This right to include shares in a Registration Statement of the Company would not apply if you have the ability to sell all shares you then own pursuant to Rule 144 of the Securities and Exchange Commission within any 13 month period or if there is an effective registration statement with respect to such shares at the time of their issue.

          (9) General. The Option is granted under and subject to the provisions applicable to non-qualified stock options under the Plan, a copy of which is attached to the Option.

     The copy of the Option enclosed should be signed by you, dated, and returned to the Company prior to __________, 19__ to acknowledge your receipt of the Option and your approval of each of the terms and conditions thereof. If the Option has not been accepted and approved by you in writing by such date, it shall terminate.

                                        Very truly yours,

                                        COLUMBIA BANCORP

                                        By: ___________________________________
                                        _________________________
                                        _________________________

Accepted and Approved

________________________________
___________________



Dated:  _______________, 19__

                                COLUMBIA BANCORP
                          10480 Little Patuxent Parkway
                             Columbia Maryland 21044

                               ____________, 19__


            Employee Stock Option Agreement (Incentive Stock Options)
            ---------------------------------------------------------

Dear ____________:

     The Board of Directors of Columbia Bancorp (the "Company") takes pleasure in extending to you an option (the "Option") to purchase shares of Common Stock of the Company (the "Common Stock") pursuant to its 1987 Stock Option Plan, as Amended (the "Plan"). The Option shall be subject to the following terms and conditions:

          (1) Number of  Shares.  The Option  covers  ________  shares of Common
     Stock.

          (2) Option Price. The exercise price for the Common Stock covered by the Option shall be $____ per share.

          (3) Exercise of Option. Full payment for shares acquired pursuant to the Option shall be made in cash or certified check at or prior to the time that the Option, or any part thereof, is exercised (or in the discretion of the Committee at such later time as the certificates for such shares are delivered). In the discretion of the Committee, shares of Common Stock with a value equal to the sum of (a) the exercise price and (b) the amount, if any, of federal and state employment taxes that the Company is required to withhold as a result of the exercise (or a combination of cash and Common Stock with a value equal to the foregoing sum) may be surrendered or withheld as payment of the exercise price for shares acquired or in satisfaction of the tax-withholding obligations arising from the exercise. [For Employee Options of 200 Shares or Less: Except as provided in Section 5(c)(iii) of the Plan, this Option may not be exercised during the first year after the date of grant. Thereafter, this Option shall be exercisable in full.] [For Employee Options of More than 200 Shares: Except as provided in Section 5(c)(iii) of the Plan, this Option may not be exercised during the first year after the date of grant. Except as provided in Section 5(c)(iii) of the Plan, this Option may shall be exercisable to the extent of 25% after the expiration of one year after the date of grant, to the extent of 50% after the expiration of two years after the date of grant, to the extent of 75% after the expiration of three years after the date of grant, and to the extent of 100% after the expiration of four years after the date of grant.]

          (4) Term of Option. This Option expires on _________, 19__.

          (5) Termination of Employment. Termination of employment shall terminate this Option as provided in Section 5(e) of the Plan; provided that exercise after the periods provided under the Internal Revenue Code of 1986 will have the effect of converting this Option into a non-qualified option.

          (6) Option Nonassignable and Non-Transferable. The Option and all rights granted hereunder, including the right to surrender the Option, is not assignable or transferable other than by will or the laws of descent and distribution and, during your lifetime, is exercisable only by you or your guardian or legal representative.

          (7) Restricted Stock. You will receive shares of Common Stock restricted in terms of transferability, as will be indicated in a legend printed on the stock certificate in the event that there is not an effective registration statement with respect to such shares at the time of their issue.

          (8) Incidental Registration. If the Company shall at any time or times proposed for itself or any other person the registration under the Securities Act of 1933, as amended, of any securities of the Company on any Form including S-1, S-2, S-3 or S-4 or propose an offering under Regulation A or similar regulation (or on any other form for the general registration of securities), the Company shall give written notice of such proposed registration to you. The Company will include in any such Registration Statement and any related underwriting agreements if you so request such Common Stock as you may have acquired pursuant to this Option if you within 5 business days after the giving of such notice shall request such inclusion. This right to include shares in a Registration Statement of the Company would not apply if you have the ability to sell all shares you then own pursuant to Rule 144 of the Securities and Exchange Commission within any 13 month period or if there is an effective registration statement with respect to such shares at the time of their issue.

          (9) General. The Option is granted under and subject to the provisions applicable to non-qualified stock options under the Plan, a copy of which is attached to the Option.

     The copy of the Option enclosed should be signed by you, dated, and returned to the Company prior to __________, 19__ to acknowledge your receipt of the Option and your approval of each of the terms and conditions thereof. If the Option has not been accepted and approved by you in writing by such date, it shall terminate.

                                        Very truly yours,

                                        COLUMBIA BANCORP

                                        By: ___________________________________
                                        ___________________________
                                        ___________________________



Accepted and Approved

_____________________________
__________________


Dated:  _______________, 19__

                                COLUMBIA BANCORP
                          10480 Little Patuxent Parkway
                             Columbia Maryland 21044

                               ____________, 19__


            Founder Stock Option Agreement (Incentive Stock Options)
            --------------------------------------------------------

Dear ____________:

     The Board of Directors of Columbia Bancorp (the "Company") takes pleasure in extending to you an option (the "Option") to purchase shares of Common Stock of the Company (the "Common Stock") pursuant to its 1987 Stock Option Plan, as Amended (the "Plan"). The Option shall be subject to the following terms and conditions:

          (1) Number of  Shares.  The Option  covers  ________  shares of Common
     Stock.

          (2) Option Price. The exercise price for the Common Stock covered by the Option shall be $____ per share.

          (3) Exercise of Option. Full payment for shares acquired pursuant to the Option shall be made in cash or certified check at or prior to the time that the Option, or any part thereof, is exercised (or in the discretion of the Committee at such later time as the certificates for such shares are delivered). In the discretion of the Committee, shares of Common Stock with a value equal to the sum of (a) the exercise price and (b) the amount, if any, of federal and state employment taxes that the Company is required to withhold as a result of the exercise (or a combination of cash and Common Stock with a value equal to the foregoing sum) may be surrendered or withheld as payment of the exercise price for shares acquired or in satisfaction of the tax-withholding obligations arising from the exercise. The Option granted hereunder shall be immediately exerciseable.

          (4) Term of Option. This Option expires on _________, 19__.

          (5) Termination of Employment. Termination of employment shall have no effect on the exercise of a this Option; provided that exercise after the periods provided under the Internal Revenue Code of 1986 will have the effect of converting this Option into a non-qualified option.

          (6) Option Nonassignable and Non-Transferable. The Option and all rights granted hereunder, including the right to surrender the Option, is not assignable or transferable other than by will or the laws of descent and distribution and, during your lifetime, is exercisable only by you or your guardian or legal representative.

          (7) Restricted Stock. You will receive shares of Common Stock restricted in terms of transferability, as will be indicated in a legend printed on the stock certificate in the event that there is not an effective registration statement with respect to such shares at the time of their issue.

          (8) Incidental Registration. If the Company shall at any time or times proposed for itself or any other person the registration under the Securities Act of 1933, as amended, of any securities of the Company on any Form including S-1, S-2, S-3 or S-4 or propose an offering under Regulation A or similar regulation (or on any other form for the general registration of securities), the Company shall give written notice of such proposed registration to you. The Company will include in any such Registration Statement and any related underwriting agreements if you so request such Common Stock as you may have acquired pursuant to this Option if you within 5 business days after the giving of such notice shall request such inclusion. This right to include shares in a Registration Statement of the Company would not apply if you have the ability to sell all shares you then own pursuant to Rule 144 of the Securities and Exchange Commission within any 13 month period or if there is an effective registration statement with respect to such shares at the time of their issue.

          (9) General. The Option is granted under and subject to the provisions applicable to non-qualified stock options under the Plan, a copy of which is attached to the Option.

     The copy of the Option enclosed should be signed by you, dated, and returned to the Company prior to __________, 19__ to acknowledge your receipt of the Option and your approval of each of the terms and conditions thereof. If the Option has not been accepted and approved by you in writing by such date, it shall terminate.

                                        Very truly yours,

                                        COLUMBIA BANCORP

                                        By: ___________________________________
                                        ______________________
                                        ______________________

Accepted and Approved

_____________________________
_________________


Dated:  _______________, 19__

                                                                   Exhibit 10.2

                                COLUMBIA BANCORP


                   1990 DIRECTOR STOCK OPTION PLAN, AS AMENDED
                           (As amended July 29, 1996)


1.   PURPOSES OF THE DIRECTOR PLAN:

     To  provide   compensation   for  directors  of  the  Corporation  and  its
subsidiaries ("Director Options").

2.   ADMINISTRATION:


     The Director Plan shall be administered by the Personnel, Compensation and Stock Option Committee (the "Committee"), consisting of not less than two directors of the Corporation to be appointed by and to serve at the pleasure of the Board of Directors. The Committee shall consist solely of "non-employee directors" within the meaning of Rule 16b-3 promulgated pursuant to the provisions of the Securities Exchange Act of 1934. The Committee shall have full power to construe and interpret the Director Plan and promulgate such regulations with respect to the Director Plan as may be deemed desirable. [amended 1996]

3.   STOCK SUBJECT TO OPTION:

     The Corporation will reserve 175,000 shares (less any shares granted pursuant to the 1987 Stock Option Plan, As Amended) of authorized but unissued Common Stock (par value $.01 per share) (the "Common Stock") for issuance and delivery under the Director Plan. If any unexercised option terminates for any reason, the shares covered thereby shall become available for grant again.

4.   ELIGIBILITY:

     The individuals who shall be eligible to participate in the Director Plan shall be, all non-employee directors of the Corporation, or of any corporation (a "Subsidiary") in which the Corporation has a proprietary interest by reason of stock ownership, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Director Plan, but only if the Corporation owns or controls, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in such corporation, as the Board of Directors shall determine from time to time.

5.   TERMS AND CONDITIONS OF OPTIONS:

     Options under the Director Plan are intended to be non-statutory stock options not qualifying under any section of the Internal Revenue Code of 1986 (the "Code"). All Director Options granted under the Director Plan shall be subject to the following provisions:

          (a) Option Price. The exercise price per share with respect to each option shall be not less than 100% of the fair market value of the Common Stock on the date the option is granted.

          (b)  Director  Options.  On December 31 of each year,  or in the event
     December 31 is a Saturday, Sunday or legal holiday observed by the Corporation, on the next preceding day that is not a Saturday, Sunday or legal holiday observed by the Corporation, the Corporation shall grant to each director of the Corporation or a Subsidiary, who is not also an employee of the Corporation or a Subsidiary, options to purchase ten shares of Common Stock for each meeting of the Board of Directors, or any committee thereof, of the Corporation or a Subsidiary attended by such director during the year commencing on the preceding January 1.

          (c) Exercise of Options. (i) Except as provided in paragraph (ii) below, full payment for shares acquired shall be made in cash or by certified check at or prior to the time that an option, or any part thereof, is exercised (or in the discretion of the Committee at such later time as the certificates for such shares are delivered). The participant will have no rights as a stockholder until the certificate for those shares as to which the option has been exercised is issued by the Corporation. Any Director Option may be exercised at any time after the date of grant unless a longer period is prescribed by statute or in the regulations promulgated by the Securities and Exchange Commission. [amended 1996]

               (ii) In the discretion of the Committee, shares of Common Stock with a value equal to the sum of (i) the exercise price and (ii) the amount, if any, of federal and state employment taxes that the Company is required to withhold as a result of the exercise (or a combination of cash and Common Stock with a value equal to the foregoing sum) may be surrendered or withheld as payment of the exercise price for shares acquired or in satisfaction of the tax-withholding obligations arising from the exercise. [amended 1996]

          (d) Term of Option. No Director Option may be exercised after the expiration of 10 years after the date such option was granted.

          (e) Options Nonassignable and Nontransferable. Each option and all rights thereunder, including the right to surrender the option, shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative. [amended 1996]

6.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

     If the shares of the Common Stock outstanding are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Corporation, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number or kind of shares as to which options have been or may be granted. Any such adjustment in an outstanding option shall be made without change in the aggregate purchase price to be paid upon the exercise thereof. Adjustments under this paragraph shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Common Stock shall be issued under the Director Plan on account of any such adjustment.

     In the event of a reorganization, merger, consolidation, sale of substantially all of the assets, or any other form of corporate reorganization in which the Corporation is not the surviving entity or a statutory share exchange in which the Corporation is not the issuer, all options then outstanding under the Director Plan will terminate as of the effective date of the transaction. The surviving entity in its absolute and uncontrolled discretion may tender an option or options to purchase shares on its terms and conditions, both as to the number of shares or otherwise, as shall substantially preserve the rights and benefits of any option then outstanding under the Director Plan.

7.   EFFECTIVE DATE OF THE DIRECTOR PLAN:

     The Director Plan shall become effective upon its adoption by the Board of Directors and subsequent approval by a majority of the total votes eligible to be cast at a meeting of the stockholders of the Corporation.

8.   TERMINATION DATE:

     No options may be granted under the Director Plan after November 16, 1997. Subject to paragraph 5(d), options granted before the termination date for the Director Plan may extend beyond that date.

9.   AMENDMENT:

     The Director Plan may be amended, suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. [amended 1996]

10.  COMPLIANCE WITH LAWS AND REGULATIONS:

     The grant, holding and vesting of all options under the Director Plan shall be subject to any and all requirements and restrictions that may, in the opinion of the Committee, be necessary or advisable for the purposes of complying with any statute, rule or regulation of any governmental authority, or any agreement, policy or rule of any stock exchange or other regulatory organization governing any marketing on which the Common Stock is traded.

11.  EXPENSES:

     The Corporation shall bear all expenses and costs in connection with the administration of the Director Plan.

                                COLUMBIA BANCORP
                          10480 Little Patuxent Parkway
                             Columbia Maryland 21044

                               ____________, 19__


          Director Stock Option Agreement (Non-Qualified Stock Options)
          -------------------------------------------------------------

Dear ____________:

     The Board of Directors of Columbia Bancorp (the "Company") takes pleasure in extending to you an option (the "Option") to purchase shares of Common Stock of the Company (the "Common Stock") pursuant to its 1990 Director Stock Option Plan, as Amended (the "Plan"). The Option shall be subject to the following terms and conditions:

          (1) Number of  Shares.  The Option  covers  ________  shares of Common
     Stock.

          (2) Option Price. The exercise price for the Common Stock covered by the Option shall be $____ per share, a price which is not less than 100% of the fair market value of the Common Stock.

          (3) Exercise of Option. Full payment for shares acquired pursuant to the Option shall be made in cash or certified check at or prior to the time that the Option, or any part thereof, is exercised (or in the discretion of the Committee at such later time as the certificates for such shares are delivered). In the discretion of the Committee, shares of Common Stock with a value equal to the sum of (i) the exercise price and (ii) the amount, if any, of federal and state employment taxes that the Company is required to withhold as a result of the exercise (or a combination of cash and Common Stock with a value equal to the foregoing sum) may be surrendered or withheld as payment of the exercise price for shares acquired or in satisfaction of the tax-withholding obligations arising from the exercise. The Option granted hereunder shall be immediately exerciseable.

          (4) Term of Option. This Option expires on _________, 19__.

          (5) Termination of Employment. Termination as a director of the company shall have no effect on the exercise of a this Option.

          (6) Option Nonassignable and Non-Transferable. The Option and all rights granted hereunder, including the right to surrender the Option, is not assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative.

          (7) Restricted Stock. You will receive shares of Common Stock restricted in terms of transferability, as will be indicated in a legend printed on the stock certificate, in the event that there is not an effective registration statement with respect to such shares at the time of their issue.

          (8) Incidental Registration. If the Company shall at any time or times proposed for itself or any other person the registration under the Securities Act of 1933, as amended, of any securities of the Company on any Form including S-1, S-2, S-3 or S-4 or propose an offering under Regulation A or similar regulation (or on any other form for the general registration of securities), the Company shall give written notice of such proposed registration to you. The Company will include in any such Registration Statement and any related underwriting agreements if you so request such Common Stock as you may have acquired pursuant to this Option if you within 5 business days after the giving of such notice shall request such inclusion. This right to include shares in a Registration Statement of the Company would not apply if you have the ability to sell all shares you then own pursuant to Rule 144 of the Securities and Exchange Commission within any 13 month period or if there is an effective registration statement with respect to such shares at the time of their issue.

          (9) General. The Option is granted under and subject to the provisions applicable to non-qualified stock options under the Plan, a copy of which is attached to the Option.

     The copy of the Option enclosed should be signed by you, dated, and returned to the Company prior to __________, 19__ to acknowledge your receipt of the Option and your approval of each of the terms and conditions thereof. If the Option has not been accepted and approved by you in writing by such date, it shall terminate.

                                        Very truly yours,

                                        COLUMBIA BANCORP


                                        By: ________________________________
                                        _______________________
                                        _______________________



Accepted and Approved

_____________________________
___________________


Dated:  _______________, 19__

                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Columbia Bancorp:

     We consent to the use of our report incorporation herein by reference.

                                                     /s/  KPMG Peat Marwick LLP
                                                          KPMG Peat Marwick LLP

Baltimore, Maryland
August 15, 1996

                                                                     Exhibit 24


                                COLUMBIA BANCORP

                                Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Columbia Bancorp, a Maryland corporation, constitute and appoint John M.
Bond, Jr. and John A. Scaldara, Jr., or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or both of them, to sign for the undersigned in their respective names as directors and officers of Columbia Bancorp, a Registration Statement on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or supplement to such registration statement relating to the sale of Common Stock under the Columbia Bancorp 1987 Stock Option Plan, as Amended, and the Columbia Bancorp 1990 Director Stock Option Plan. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:  August 15, 1996



Name                                               Title

/s/ John M. Bond,                       President, Chief Executive Officer and
John M. Bond, Jr.                       Director (Principal Executive Officer)

/s/ John A. Scaldara, Jr.               Chief Financial Officer and Secretary
John A. Scaldara, Jr.                   (Principal Financial and Accounting
                                        Officer)

/s/ James R. Moxley, Jr.                Chairman of the Board and Director
James R. Moxley, Jr.

/s/ Herschel L. Langenthal              Vice Chairman of the Board and Director
Herschel L. Langenthal

__________________________________      Director
Anand S. Bhasin

/s/ John M. Bond, Sr.                   Director
John M. Bond, Sr.

/s/ Garnett Y. Clark, Jr.               Director
Garnett Y. Clark, Jr.

___________________________             Director
James Clark, Jr.

/s/ Hugh F.Z. Cole, Jr.                 Director
Hugh F.Z. Cole, Jr.

___________________________             Director
G. William Floyd

/s/ Robert J. Gaw                       Director
Robert J. Gaw

___________________________             Director
Mary T. Gould

/s/ William L. Hermann                  Director
William L. Hermann

/s/ Harry L. Lundy, Jr.                 Director
Harry L. Lundy, Jr.

/s/ Richard E. McCready                 Director
Richard E. McCready

___________________________             Director
Osborne A. Payne

/s/ Patricia T. Rouse                   Director
Patricia T. Rouse

/s/ Mary S. Scrivener                   Director
Mary S. Scrivener

/s/ Robert N. Smelkinson                Director
Robert N. Smelkinson

/s/ Theodore G. Venetoulis              Director
Theodore G. Venetoulis